UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

PSI ENERGY, INC. d/b/a
DUKE ENERGY INDIANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 9, 2006, PSI Energy, Inc. entered into the Tenth Supplemental Indenture to the Indenture, dated as of November 15, 1996, between the registrant and The Bank of New York Trust Company, N.A. (successor trustee to Fifth Third Bank), as Trustee, creating a new series of debentures consisting of $325,000,000 aggregate principal amount of its 6.05% Debentures due 2016. The debentures were sold under an underwriting agreement (the “Underwriting Agreement”) dated June 6, 2006, pursuant to which the registrant agreed to issue and sell the principal amount of the Debentures to the underwriters at a price of 99.304% of their principal amount.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Supplement Indenture, which is attached hereto as Exhibit 4.1 and the Underwriting Agreement, which is attached hereto as Exhibit 99.1, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

4.1                                 Tenth Supplemental Indenture dated as of June 9, 2006, between PSI Energy, Inc. and The Bank of New York Trust Company, N.A. (successor trustee to Fifth Third Bank), as Trustee.

99.1                           Underwriting Agreement in connection with PSI Energy, Inc.’s issuance and sale of $325,000,000 aggregate principal amount of its 6.05% Debentures due 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI ENERGY, INC.

Date: June 15, 2006	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	Tenth Supplemental Indenture dated as of June 9, 2006, between PSI Energy, Inc. and The Bank of New York Trust Company, N.A. (successor trustee to Fifth Third Bank), as Trustee

99.1	Underwriting Agreement in connection with PSI Energy, Inc.’s issuance and sale of $325,000,000 aggregate principal amount of its 6.05% Debentures due 2016